UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 29, 2003

                           Sound Federal Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                     000-24811            22-3887679
-------------------------------      ----------------       --------------
(State or other jurisdiction         (SEC File Number)     (I.R.S. Employer
        of incorporation)                                   Identification No.)

                        1311 Mamaroneck Avenue, Suite 190
                          White Plains, New York, 10605
                   ------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 914-761-3636
                                                            ------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                           CURRENT REPORT ON FORM 8-K

Item 1.      Changes in Control of Registrant

             Not Applicable

Item 2.      Acquisition or Disposition of Assets

             Not applicable.

Item 3.      Bankruptcy or Receivership

             Not applicable.

Item 4.      Changes in Registrant's Certifying Accountant

             Not applicable.

Item 5.      Other Events

             Not applicable.

Item 6.      Resignations of Registrant's Directors

             Not Applicable.

Item 7.      Financial Statements and Exhibits

(a) No financial statements of businesses acquired are required.

(b) No pro forma financial information is required.

(c) Attached as an exhibit is the Company's news release announcing its March 31, 2003 earnings.

Item 8.      Change in Fiscal Year

             Not applicable.

Item 9.      Regulation FD Disclosure - Information provided pursuant to Item 12
                  ------------------------

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           Sound Federal Bancorp, Inc.


DATE:  April 30, 2003                 By:  /s/ Richard P. McStravick
                                           ------------------------------
                                           Richard P. McStravick
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

99.1    News release dated April 29, 2003 announcing March 31, 2003 earnings.

                                                                   EXHIBIT 99.1

                                                FOR IMMEDIATE RELEASE
                                                Tuesday, April 29, 2003

                                                For further information contact:
                                                Anthony J.  Fabiano
                                                Senior Vice President,
                                                Chief Financial Officer
                                                and Corporate Secretary
                                                (914) 761-3636


                  SOUND FEDERAL BANCORP, INC. ANNOUNCES FOURTH
                      FISCAL QUARTER AND YEAR END EARNINGS


White Plains, New York (PR Newswire), Tuesday, April 29, 2003-- Sound Federal Bancorp, Inc. (Nasdaq National Market: "SFFS") (the "Company"), the holding company for Sound Federal Savings (the "Bank"), announced net income of $2.3 million, or diluted earnings per share of $0.18 for the quarter ended March 31, 2003, as compared to $1.8 million, or $0.13 per diluted share for the quarter ended March 31, 2002, an increase in net income of 31.3%. All per share comparisons have been adjusted to reflect the shares issued in the second-step conversion of Sound Federal, MHC discussed below. For the fiscal year ended March 31, 2003, net income amounted to $8.5 million, or diluted earnings per share of $0.65 as compared to $5.8 million, or $0.44 per share for the prior fiscal year. The increase in net income for the quarter ended March 31, 2003 as compared to the same quarter in the prior year is primarily attributable to a $1.3 million increase in net interest income and a $95,000 increase in non-interest income, partially offset by a $301,000 increase in non-interest expense and a $500,000 increase in income tax expense. The increase in net income for the year ended March 31, 2003 is primarily due to a $6.9 million increase in net interest income and a $159,000 increase in non-interest income, partially offset by a $2.4 million increase in non-interest expense and a $1.8 million increase in income tax expense.

In connection with the second-step mutual-to-stock conversion of Sound Federal, MHC that was completed on January 6, 2003, a total of 7,780,737 shares of common stock were sold at a price of $10.00 per share. In addition, 5,444,263 shares were issued to existing stockholders of our mid-tier holding company resulting in an exchange ratio of 2.7667. At the completion of the second-step conversion, the Company had 13,225,000 shares issued and outstanding.

Bruno J. Gioffre, Chairman of the Board, commented, "We are proud to announce record earnings for the fourth quarter and 2003 fiscal year. Net income for the full year increased 47.8% to $8.5 million and diluted earnings per share increased 47.7% to $0.65. The 31.3% increase in net income for the quarter is attributable in large part to the investment of the proceeds received in the Company's second-step conversion. During fiscal 2003, total deposits grew $84.4 million or 16.2% to $604.3 million and total assets grew $172.1 million or 27.6% to $796.1 million."

Mr. Gioffre continued, "On behalf of the entire Sound Federal team, I would like to welcome the Company's new investors. Be assured that your Board of Directors and Management Team are committed to the goals of creating stockholder value, growing the Bank's franchise and delivering quality service to our customers. We look forward to the challenge of leveraging the capital raised by growing the Bank's retail franchise - always mindful of the goal of growing earnings per share. It has always been our belief that, as the largest thrift institution headquartered in Westchester County, we are well positioned to serve this market area and its environs. We also believe that we are uniquely qualified to serve this market since all of the Company's Board Members and Management Team live and work in the communities served by the Bank. As always, thank you for your support and for your interest in Sound Federal."

The Company's total assets amounted to $796.1 million at March 31, 2003 as compared to $624.0 million at March 31, 2002. The $172.1 million increase in total assets is primarily due to a $16.3 million increase in Federal funds sold and other overnight deposits to $36.1 million, a $144.8 million increase in securities available for sale to $295.0 million and a $9.3 million increase in net loans to $427.7 million. These increases were funded by net proceeds received in the offering of $70.1 million and an $84.4 million increase in deposits.

Total stockholders' equity increased $77.3 million to $138.3 million at March 31, 2003 as compared to $61.0 million at March 31, 2002. The increase was due primarily to an increase in additional paid-in capital of $72.9 million and net income of $8.5 million, partially offset by an increase in the common stock held by the Employee Stock Ownership Plan ("ESOP") of $6.0 million and a decrease in accumulated other comprehensive income of $1.1 million. The increase in additional paid-in capital is primarily due to the net proceeds received in the offering. The increase in the common stock held by the ESOP primarily represents shares purchased by the ESOP in the offering. These shares will be allocated to eligible employees over a 20 year period commencing on the closing date of the conversion (January 6, 2003). The decrease in accumulated other comprehensive income is due primarily to an increase in the minimum pension liability of $3.3 million ($2.0 million after taxes), partially offset by an increase of $906,000 in the after-tax net unrealized gain on securities available for sale.

Net interest income for the quarter ended March 31, 2003 amounted to $6.9 million, a $1.3 million increase from the same period in the prior year. The interest rate spread was 3.41% and 3.81% for the quarters ended March 31, 2003 and 2002, respectively. The net interest margin for those periods was 3.79% and 3.93%, respectively. For the year ended March 31, 2003, net interest income amounted to $25.8 million as compared to $18.9 million for the prior fiscal year. The interest rate spread was 3.70% and 3.31% and the net interest margin was 3.93% and 3.51% for the respective years. The increases in interest rate spread and net interest margin for the comparative fiscal years are primarily the result of decreasing market interest rates. The decrease in market interest rates reduced the cost of our interest-bearing liabilities (primarily deposits) faster than the rates on our interest-earning assets such as loans and securities. However, if market interest rates decrease further, interest rate spread and net interest margin may decrease since competitive factors could inhibit our ability to further lower interest rates on deposit accounts. The Company's interest rate spread and net interest margin decreased during the quarter ended March 31, 2003 as compared to the same quarter last year, as the full effect of recent mortgage refinancings and the higher level of short-term investments were reflected in asset yields. If interest rates remain at these low levels or decrease further, mortgage refinancings may continue to adversely affect the Company's interest rate spread and net interest margin.

Non-interest income totaled $267,000 and $172,000 for the quarters ended March 31, 2003 and 2002, respectively. For the year ended March 31, 2003, non-interest income amounted to $890,000 as compared to $731,000 for fiscal 2002. The increase in non-interest income was primarily due to higher levels of income from fees earned on the sale of investment products, service charges on deposit accounts, late charges on loans and various other service fees. To a lesser extent, non-interest income was affected by different levels of gains and losses on sales of real estate owned.

Non-interest expense totaled $3.3 million for the quarter ended March 31, 2003 as compared to $3.0 million for the quarter ended March 31, 2002. This increase is due primarily to an increase of $383,000 in compensation and benefits and a $49,000 increase in data processing service fees, partially offset by a decrease of $110,000 in other non-interest expense. For the year ended March 31, 2003, non-interest expense totaled $12.7 million as compared to $10.3 million for the year ended March 31, 2002. The increase is primarily the result of an increase of $1.4 million in compensation and benefits, a $331,000 increase in advertising and promotion expense, a $174,000 increase in occupancy and equipment expense and a $392,000 increase in other non-interest expense. The increases in non-interest expense were due primarily to operating expenses for the New Rochelle and Somers branches, which were opened in December 2001 and July 2002, respectively, as well as internal growth to support lending and branch operations.

The Bank is a federally-chartered savings bank offering traditional financial services and products through its branches in New York in Mamaroneck, Harrison, Rye Brook, New Rochelle, Peekskill, Yorktown, Somers and Cortlandt in Westchester County and New City in Rockland County, and in Greenwich, Connecticut.

                                  * * * * * *

This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. Such factors include (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) customer preferences,
(iii) national and local economic and market conditions, (iv) higher than anticipated operating expenses and (v) a lower level of or higher cost for deposits than anticipated. The Company disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

Balance sheets, statements of income and other financial data are attached.
                                       3


Sound Federal Bancorp and Subsidiary
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share data)                           March 31,         March 31,
                                                                      -----------------------------
                                                                          2003              2002
                                                                      -----------------------------

Assets
Cash and due from banks ..............................................   $   8,776    $   6,931
Federal funds sold and other overnight deposits ......................      36,121       19,847
Securities available for sale, at fair value .........................     295,048      150,231

Loans, net:
  Mortgage loans .....................................................     428,558      419,120
  Consumer loans .....................................................       1,551        1,469
  Allowance for loan losses ..........................................      (2,425)      (2,221)
            Total loans, net .........................................        --           --
                                                                           427,684      418,368
                                                                         ---------    ---------
 Accrued interest receivable .........................................       3,678        3,241
 Federal Home Loan Bank stock ........................................       4,141        4,141
 Premises and equipment, net .........................................       5,467        5,459
 Deferred income taxes ...............................................         392          942
 Goodwill ............................................................      13,970       13,970
 Other assets ........................................................         811          855
                                                                         ---------    ---------
            Total assets .............................................   $ 796,088    $ 623,985
                                                                         =========    =========
Liabilities and Stockholders' Equity
Liabilities:
  Deposits ...........................................................   $ 604,260    $ 519,905
  Borrowings .........................................................      35,000       34,922
  Mortgagors' escrow funds ...........................................       4,603        5,021
  Due to brokers for securities purchased ............................      10,495         --
  Accrued expenses and other liabilities .............................       3,409        3,122
                                                                         ---------    ---------
            Total liabilities ........................................     657,767      562,970
                                                                         ---------    ---------
Stockholders' equity:
   Preferred stock ($0.01 par value and 1,000,000 shares authorized at
      March 31, 2003; none issued and outstanding) ...................        --           --
   Common stock (par value, shares authorized and shares issued of
     $0.01, 24,000,000 and 13,247,133 at March 31, 2003;
     $0.10, 20,000,000 and 5,220,218 at March 31, 2002) ..............         132          522
   Additional paid-in capital ........................................      95,395       22,525
   Treasury stock, at cost ...........................................        --         (4,350)
   Common stock held by the Employee Stock Ownership Plan ............      (7,059)      (1,105)
   Common stock awards under the Recognition and Retention Plan ......        (100)        (244)
   Retained earnings .................................................      49,937       42,566
   Accumulated other comprehensive income, net of taxes ..............          16        1,101
                                                                         ---------    ---------
            Total stockholders' equity ...............................     138,321       61,015
                                                                         ---------    ---------
            Total liabilities and stockholders' equity ...............   $ 796,088    $ 623,985
                                                                         =========    =========


Sound Federal Bancorp and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)
                                                                             For the Quarter Ended    For the Year Ended
                                                                                    March 31,            March 31,
                                                                             -------------------------------------------
                                                                                 2003      2002       2003      2002
Interest and Dividend Income

 Loans ....................................................................   $ 7,139   $ 6,932    $29,906   $25,560
 Mortgage-backed and other securities .....................................     2,763     2,091      8,940    10,838
 Federal funds sold and other overnight deposits ..........................       136       107        526       777
 Other earning assets .....................................................        67        41        206       270
                                                                               ------     -----     ------    ------
 Total interest and dividend income .......................................    10,105     9,171     39,578    37,445
                                                                               ------     -----     ------    ------
Interest Expense
 Deposits .................................................................     2,797     3,273     12,008    17,403
 Borrowings ...............................................................       394       298      1,630     1,065
 Other interest-bearing liabilities .......................................        26        18        101        71
                                                                               ------     -----     ------    ------
 Total interest expense ...................................................     3,217     3,589     13,739    18,539
                                                                               ------     -----     ------    ------
 Net interest income ......................................................     6,888     5,582     25,839    18,906
 Provision for loan losses ................................................       100        50        275       175
                                                                               ------     -----     ------    ------
 Net interest income after provision for loan losses ......................     6,788     5,532     25,564    18,731
                                                                               ------     -----     ------    ------
Non-Interest Income
 Service charges and fees .................................................       221       187        831       662
 Gain on sale of real estate owned ........................................        46       (15)        59        69
                                                                               ------     -----     ------    ------
 Total non-interest income ................................................       267       172        890       731
                                                                               ------     -----     ------    ------
Non-Interest Expense
 Compensation and benefits ................................................     1,839     1,456      6,540     5,137
 Occupancy and equipment ..................................................       422       438      1,746     1,572
 Data processing service fees .............................................       235       186        959       866
 Advertising and promotion ................................................       130       135        884       553
 Other ....................................................................       701       811      2,580     2,188
                                                                               ------     -----     ------    ------

 Total non-interest expense ...............................................     3,327     3,026     12,709    10,316
                                                                               ------     -----     ------    ------

 Income before income tax expense .........................................     3,728     2,678     13,745     9,146
 Income tax expense .......................................................     1,420       920      5,219     3,376
                                                                               ------     -----     ------    ------
 Net income ...............................................................   $ 2,308   $ 1,758    $ 8,526   $ 5,770
                                                                               ======     =====     ======    ======

Basic earnings per share (1) ..............................................   $  0.19   $  0.14    $  0.67   $  0.45
                                                                               ======     =====     ======    ======
Diluted earnings per share (1) ............................................   $  0.18   $  0.13    $  0.65   $  0.44
                                                                               ======     =====     ======    ======


(1) Earnings per share data for prior periods have been adjusted to reflect the shares issued in the second-step conversion completed on January 6, 2003.


Sound Federal Bancorp and Subsidiary

Other Financial Data
(Unaudited)
(Dollars in thousands, except per share data)
                                                         At or for the Quarter Ended
                                      ------------------------------------------------------------
                                         March 31,  Dec. 31,     Sept. 30,    June 30,   March 31,
                                          2003       2002         2002         2002       2002
                                      -----------------------------------------------------------
Net interest income .................   $  6,888    $  6,398    $  6,268    $  6,285    $  5,582
Provision for loan losses ...........        100          50          50          75          50
Non-interest income .................        267         229         224         170         172
Non-interest expense:
   Compensation and benefits ........      1,839       1,650       1,623       1,428       1,456
   Occupancy and equipment ..........        422         495         385         444         438
   Other non-interest expense .......      1,066       1,185       1,201         971       1,132
                                        --------    --------    --------    --------    --------
 Total non-interest expense .........      3,327       3,330       3,209       2,843       3,026
                                        --------    --------    --------    --------    --------
Income before income tax expense ....      3,728       3,247       3,233       3,537       2,678
Income tax expense ..................      1,420       1,220       1,203       1,376         920
                                        --------    --------    --------    --------    --------
Net income ..........................   $  2,308    $  2,027    $  2,030    $  2,161    $  1,758
                                        ========    ========    ========    ========    ========
Total assets ........................   $796,088    $779,465    $672,632    $651,465    $623,985
Loans, net ..........................    427,684     434,166     442,724     437,419     418,368
Securities available for sale:
   Mortgage-backed securities .......    211,484     148,754     111,762     101,615     104,127
   Other securities .................     83,564      73,061      47,416      42,227      46,104
Deposits ............................    604,260     592,417     565,834     544,626     519,905
Stockholders' equity ................    138,321      68,246      66,179      63,820      61,015

Performance Data:
Return on average assets (1) ........       1.17%       1.14%       1.21%       1.36%       1.20%
Return on average equity (1) ........       7.75%      12.07%      12.52%      14.03%      11.84%
Average interest rate spread (1) ....       3.41%       3.66%       3.77%       4.02%       3.81%
Net interest margin (1) .............       3.79%       3.81%       3.94%       4.19%       3.93%
Efficiency ratio ....................      46.80%      50.25%      49.53%      44.04%      52.44%
Per Common Share Data:
Basic earnings per common share (2) .   $   0.19    $   0.16    $   0.16    $   0.17    $   0.14
Diluted earnings per common share (2)   $   0.18    $   0.15    $   0.16    $   0.17    $   0.13
Book value per share (3) ............   $  10.44    $  14.27    $  13.85    $  13.36    $  12.78
Tangible book value per share (3) ...   $   9.39    $  11.35    $  10.93    $  10.43    $   9.85
Dividends per share (2) .............   $   0.05    $   0.03    $   0.03    $   0.03    $   0.03

Capital Ratios:
Equity to total assets (consolidated)      17.38%       8.76%       9.84%       9.80%       9.78%
Tier 1 leverage capital (Bank) ......      11.29%       6.14%       6.76%       6.63%       6.54%

Asset Quality Data:
Total non-performing loans ..........   $    477    $    795    $    876    $    952    $    755
Total non-performing assets .........   $    477    $    966    $  1,048    $    952    $    869



(1)        Ratios are annualized.
(2) Earnings per share and dividends per share for quarters prior to the current quarter have been adjusted to reflect the shares issued in the second-step conversion completed on January 6, 2003.
(3)        Computed based on total common shares issued, less treasury shares.